      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 13, 2001

                                                      Registration No. 333-_____

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                        XM SATELLITE RADIO HOLDINGS INC.
             (Exact name of registrant as specified in its charter)

                                    Delaware
                         (State or other jurisdiction of
                         incorporation or organization)

                                   54-1878819
                      (IRS employer identification number)

                           1500 Eckington Place, N.E.
                             Washington, D.C. 20002
                                 (202) 380-4000
               (Address, including zip code, and telephone number,
                 including area code, of registrant's principal
                               executive offices)

                            ------------------------

               XM SATELLITE RADIO HOLDINGS INC. TALENT OPTION PLAN
                            (Full Title of the Plan)

                            ------------------------

                            Joseph M. Titlebaum, Esq.
              Senior Vice President, General Counsel and Secretary
                        XM Satellite Radio Holdings Inc.
                           1500 Eckington Place, N.E.
                             Washington, D.C. 20002
                                 (202) 380-4000
            (Name, address and telephone number of Agent for Service)

                                    Copy to:
                                Steven M. Kaufman
                             Hogan & Hartson L.L.P.
                                 Columbia Square
                           555 Thirteenth Street, N.W.
                           Washington, D.C. 20004-1109

                            ------------------------

                         CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------------
                                                 AMOUNT         PROPOSED MAXIMUM     PROPOSED MAXIMUM      AMOUNT OF
           TITLE OF SECURITIES                   TO BE           OFFERING PRICE     AGGREGATE OFFERING   REGISTRATION
             TO BE REGISTERED                REGISTERED(1)       PER SHARE (2)         PRICE (1)(2)       FEE (1)(2)
-----------------------------------------------------------------------------------------------------------------------
Class A common stock, par value $.01 per        500,000            $14.435             $7,217,500           $1,804
share
-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

(1) The Registrant is registering 500,000 shares of its Class A common stock, par value $.01 per share ("Common Stock"), for issuance pursuant to its Talent Option Plan.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act of 1933, as amended.

================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.           PLAN INFORMATION.

                  XM Satellite Radio Holdings Inc. (the "Company" or the "Registrant") will deliver to each employee or other individual selected or eligible to participate in the Talent Option Plan (the "Plan") the documents containing the information required by Part I of Form S-8 to be included in this registration statement. In accordance with Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act"), and the instructions to Part I of Form S-8, these documents will not be filed with the Securities and Exchange Commission (the "Commission") as part of any prospectus or prospectus supplement. The Company is filing a copy of the Talent Option Plan as an exhibit to this registration statement.

ITEM 2.           REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

                  If participants in the Plan call or write to Joseph M. Titlebaum, Senior Vice President, General Counsel and Secretary, XM Satellite Radio Holdings Inc., 1500 Eckington Place, N.E., Washington, D. C. 20002, (202) 380-4000, the Company will provide them with copies of the documents incorporated by reference in Item 3 of Part II of this registration statement and other documents required to be delivered to participants in the Plan pursuant to Rule 428(b) under the Securities Act, without charge. The documents incorporated by reference in Item 3 of Part II of this registration statement are incorporated by reference in the Section 10(a) prospectus for the Plan.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE.

                  The Registrant hereby incorporates by reference into this registration statement the following documents filed by it with the Commission:

                  (a) The Registrant's annual report on Form 10-K for the fiscal year ended December 31, 2000, filed with the Commission on March 15, 2001;

                  (b) All other reports filed with the Commission pursuant to
                      Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since December 31, 2000; and

                  (c) The description of the Registrant's Common Stock,
                      contained in the Registrant's registration statement on Form 8-A filed with the Commission on September 23, 1999.

                  In addition, all documents and reports filed by the Company subsequent to the date hereof pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents or reports. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.           DESCRIPTION OF SECURITIES.

                  The Company's Common Stock is registered with the Commission under Section 12 of the Exchange Act.

ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL.

                  Not applicable.

ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                  Section 145 of Delaware General Corporation Law permits indemnification of officers and directors of the Registrant under certain conditions and subject to certain limitations. Section 145 of Delaware General Corporation Law also provides that a corporation has the power to purchase and maintain insurance on behalf of its officers and directors against any liability asserted against such person and incurred by him or her in such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of Section 145 of Delaware General Corporation law.

                  The Restated Certificate of Incorporation and Restated Bylaws of the Registrant provide that the Registrant shall indemnify its directors and officers and any such directors and officers serving at the Registrant's request as a director, officer, employee or agent of another entity to the fullest extent not prohibited by the Delaware General Corporation Law. The Restated Bylaws also provide that the Registrant may, but shall not be obligated to, maintain insurance, at the Registrant's expense, for the benefit of the Registrant and of any person to be indemnified. In addition, the Registrant has entered or will enter into indemnification agreements with its directors and officers that provide for indemnification in addition to the indemnification provided in its Restated Bylaws. The indemnification agreements contain provisions that may require the Registrant, among other things, to indemnify its directors and executive officers against certain liabilities (other than liabilities arising from intentional or knowing and culpable violations of law) that may arise by reason of their status or service as directors or executive officers of the Registrant or other entities to which they provide service at the request of the Registrant and to advance expenses they may incur as a result of any proceeding against them as to which they could be indemnified. The Registrant has obtained an insurance policy covering directors and officers for claims that such directors and officers may otherwise be required to pay or for which the Registrant is required to indemnify them, subject to certain exclusions.

                  As permitted by Section 102(b)(7) of the Delaware General Corporation Law, the Registrant's Restated Certificate of Incorporation provides that a director shall not be personally liable for monetary damages or breach of fiduciary duty as a director, except for liability

                  o for any breach of the director's duty of loyalty to the Registrant or its stockholders;

                  o for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

                  o    under Section 174 of the Delaware General Corporation
                       Law; or

                  o for any transaction from which the director derived any improper personal benefit.

ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED.

                  Not applicable.

ITEM 8.           EXHIBITS.


   Exhibit
     No.                       Exhibit
   -------                     -------
     4.1        Restated Certificate of Incorporation of the Registrant.*

     4.2        Restated Bylaws of the Registrant.*

     4.3        Form of Common Stock Certificate of the Registrant.**

     5.1        Legal Opinion of Hogan & Hartson L.L.P.

    23.1        Consent of KPMG LLP, independent certified public accountants.

    23.2        Consent of Hogan & Hartson L.L.P. (included in Exhibit 5.1).

     24         Power of Attorney (included on signature page).

    99.1        XM Satellite Radio Holdings Inc. Talent Option Plan.

                *Incorporated by reference to the Registrants' registration statement on Form S-1, SEC Registration Statement No. 333-83619.

                **Incorporated by reference to the Registrants' registration statement on Form 8-A, filed with the Commission on September
                23, 1999.


ITEM 9.           UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

                           (1) To file, during any period in which offers or
                  sales are being made, a post-effective amendment to this registration statement:

                                    (i)   To include any prospectus required by
                           Section 10(a)(3) of the Securities Act;

                                    (ii)  To reflect in the prospectus any facts
                           or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424 (b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                                    (iii) To include any material information
                           with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                           PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii)
                  do not apply if the registration statement is on Form S-8 (as in this case), and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                           (2) That, for the purpose of determining any
                  liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                           (3) To remove from registration by means of a
                  post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the District of Columbia, on July 11, 2001.



                                      XM SATELLITE RADIO HOLDINGS INC.


                                      By:  /S/ HUGH PANERO
                                           -----------------------------------
                                           Hugh Panero
                                           President and Chief Executive Officer


                                POWER OF ATTORNEY

                  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Hugh Panero, Heinz Stubblefield and Joseph M. Titlebaum, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, from such person and in each person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement or any registration statement relating to this registration statement under Rule 462 and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

                 NAME                                    TITLE                                   DATE
                 ----                                    -----                                   ----


/S/ HUGH PANERO                           President, Chief Executive Officer and            July 11, 2001
-------------------------------           Director (Principal Executive Officer)
Hugh Panero


/S/ HEINZ STUBBLEFIELD                    Senior Vice President and Chief Financial
-------------------------------           Officer (Principal Financial and Accounting       July 11, 2001
Heinz Stubblefield                        Officer)


/S/ GARY M. PARSONS
-------------------------------           Chairman of the Board of Directors                July 11, 2001
Gary M. Parsons




/S/ NATHANIEL A. DAVIS
-------------------------------           Director                                          July 11, 2001
Nathaniel A. Davis


/S/ THOMAS J. DONOHUE
-------------------------------           Director                                          July 11, 2001
Thomas J. Donohue



-------------------------------           Director
Randall T. Mays


/S/ PIERCE J. ROBERTS, JR.
-------------------------------           Director                                          July 11, 2001
Pierce J. Roberts, Jr.


/S/ RANDY S. SEGAL
-------------------------------           Director                                          July 11, 2001
Randy S. Segal



-------------------------------           Director
Jack Shaw


/S/ DR. RAJENDRA SINGH
-------------------------------           Director                                          July 11, 2001
Dr. Rajendra Singh


/S/ RONALD L. ZARRELLA
-------------------------------           Director                                          July 11, 2001
Ronald L. Zarrella


                                  EXHIBIT INDEX


   Exhibit
     No.                            Exhibit
   -------                          -------
     4.1        Restated Certificate of Incorporation of the Registrant.*

     4.2        Restated Bylaws of the Registrant.*

     4.3        Form of Common Stock Certificate of the Registrant.**

     5.1        Legal Opinion of Hogan & Hartson L.L.P.

    23.1        Consent of KPMG LLP, independent certified public accountants.

    23.2        Consent of Hogan & Hartson L.L.P. (included in Exhibit 5.1).

     24         Power of Attorney (included on signature page).

    99.1        XM Satellite Radio Holdings Inc. Talent Option Plan.

                *Incorporated by reference to the Registrants' registration statement on Form S-1, SEC Registration Statement No. 333-83619.

                **Incorporated by reference to the Registrant's registration statement on Form 8-A, filed with the Commission on September
                23, 1999.
